AMENDMENT NO. 1 TO

SUB-DISTRIBUTION AGREEMENT

THIS AMENDMENT NO. 1 TO SUB-DISTRIBUTION AGREEMENT (this “Amendment”) is effective as of January 24, 2023, and is made by and between Spirit of America Investment Fund, Inc., a Maryland corporation (the “Company”), David Lerner Associates, Inc., a New York corporation (the “Distributor”), and Ultimus Fund Distributors, LLC, an Ohio limited liability company (the “Sub-Distributor”)(each a “Party” and collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Sub-Distribution Agreement dated February 1, 2019 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as herein described.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the Parties hereto agree as follows:

I.       Amendments.

1.	Appendix A to the Agreement hereby is deleted in its entirety and replaced with Appendix A attached hereto.

II.       Miscellaneous.

1.	Except as hereby amended, the Agreement shall remain in full force and effect.

2.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

SPIRIT OF AMERICA INVESTMENT FUND, INC. By: /s/ David Lerner David Lerner President	ULTIMUS FUND DISTRIBUTORS, LLC By: /s/ Kevin Guerette Kevin Guerette President

DAVID LERNER ASSOCIATES, INC. By: /s/ Daniel Lerner Name: Daniel Lerner Title: Senior Vice President

APPENDIX A

AMENDED AS OF JANUARY 24, 2023

TO THE SUB-DISTRIBUTION AGREEMENT AMONG
SPIRIT OF AMERICA INVESTMENT FUND, INC.,
DAVID LERNER ASSOCIATES, INC.
AND
ULTIMUS FUND DISTRIBUTORS, LLC

FUNDS SUBJECT TO THIS AGREEMENT

Spirit of America Real Estate Income and Growth Fund

Spirit of America Large Cap Value Fund

Spirit of America Municipal Tax Free Bond Fund

Spirit of America Income Fund

Spirit of America Income & Opportunity Fund

Spirit of America Energy Fund

Spirit of America Utilities Fund